EXHIBIT (g)(25)




              SCHRECK MORRIS
              STEVE MORRIS
              KRISTINA PICKERING
              MATTHEW MCCAUGHEY
              1200 Bank of America Plaza
              300 South Fourth Street
              Las Vegas, Nevada  89101
              (702) 474-9400

              WACHTELL, LIPTON, ROSEN & KATZ
              BERNARD W. NUSSBAUM
              KENNETH B. FORREST
              ERIC M. ROTH
              MARC WOLINSKY
              MEIR FEDER
              SCOTT L. BLACK
              51 West 52nd Street
              New York, New York  10019
              (212) 403-1000

              Attorneys for Defendants-Counterclaimants

                                 UNITED STATES DISTRICT COURT

                                      DISTRICT OF NEVADA

              ITT CORPORATION, et al.,           )
                                                 )
                      Plaintiffs,                )
                                                 ) CV-S-97-00893-PMP (RLH)
                      -vs-                       )
                                                 ) HILTON'S EX PARTE MOTION
              HILTON HOTELS CORPORATION and      ) FOR PROMPT HEARING ON ITS
              HLT CORPORATION,                   ) MOTION FOR INJUNCTIVE AND
                                                 ) DECLARATORY RELIEF
                      Defendants.                )
                                                 )
              HILTON HOTELS CORPORATION and      ) MEMORANDUM OF POINTS
              HLT CORPORATION,                   ) AND AUTHORITIES
                                                 )
                      Counterclaimants,          )
                                                 )
                      -vs-                       ) AFFIDAVIT OF BERNARD W.
                                                 ) NUSSBAUM
              ITT CORPORATION, BETTE B.          )
              ANDERSON, RAND V. ARASKOG,         )
              NOLAN D. ARCHIBALD, ROBERT A.      )
              BOWMAN, ROBERT A. BURNETT,         )
              PAUL G. KIRK, JR., EDWARD C.       )
              MEYER, BENJAMIN F. PAYTON,         )
              VIN WEBER and MARGITA E. WHITE,    )
                                                 )
                                                 )
                      Counterclaim Defendants.   )
                                                 )






                            EX PARTE MOTION FOR A PROMPT HEARING
                          AND MEMORANDUM OF POINTS AND AUTHORITIES

                        Pursuant to LR 7-5 and Rules 57 and 65 of the Federal

              Rules of Civil Procedure, defendants-counterclaim plaintiffs

              Hilton Hotels Corporation ("Hilton") and HLT Corporation

              ("HLT") hereby move this Court for a prompt hearing on its motion for an order:  (a) preliminarily and permanently

              enjoining plaintiffs from proceeding with their Comprehensive

              Plan with respect to ITT Corporation ("ITT"); (b) declaring that by adopting the Comprehensive Plan, the ITT directors breached their fiduciary duties to ITT and its shareholders;

              (c) declaring that ITT may not implement its Comprehensive Plan without obtaining a shareholder vote; and (d) requiring ITT to conduct its 1997 annual meeting for the election of directors by no later than November 14, 1997 (the "Hilton Injunction

              Motion").

                        This motion is based upon the accompanying affidavit

              of Bernard W. Nussbaum, matters of which the Court may take judicial notice, including the Court's own file in this matter and the file in Hilton Hotels Corp. v. ITT Corporation, CV-S-

              97-00095-PMP (RLH), this Court's inherent authority to control its own calendar, and arguments and other evidence that may be presented prior to the decision on this Motion.

                        Under Local Rule 7-2, briefing on Hilton's Injunction

              Motion will be completed by no later than September 22.  For the reasons discussed in the accompanying affidavit, Hilton respectfully requests that the hearing on the Hilton Injunction

              Motion be held at Court's earliest convenience during the week of September 22.






                   RESPECTFULLY SUBMITTED this 25th day of August, 1997.


                                            WACHTELL, LIPTON, ROSEN & KATZ




                                            By:/s/ Bernard W. Nussbaum
                                               BERNARD W. NUSSBAUM
                                               KENNETH FORREST
                                               ERIC M. ROTH
                                               MARC WOLINSKY
                                               MEIR FEDER
                                               SCOTT L. BLACK
                                               51 West 52nd Street
                                               New York, New York  10019

                                            STEVE MORRIS
                                            KRISTINA PICKERING
                                            MATTHEW MCCAUGHEY
                                            SCHRECK MORRIS
                                            1200 Bank of America Plaza
                                            300 South Fourth Street
                                            Las Vegas, Nevada  89101

                                            Attorneys for Defendants-
                                            Counterclaim Plaintiffs
                                            HILTON HOTELS CORPORATION
                                            and HLT CORPORATION































                              AFFIDAVIT OF BERNARD W. NUSSBAUM

              STATE OF NEW YORK   )
                                  )  ss:
              COUNTY OF NEW YORK  )

                        BERNARD W. NUSSBAUM, being first duly sworn, deposes

              and says:

                        1.  I am an attorney admitted to practice in the

              instant case in the State of Nevada and am a member of the law firm of Wachtell, Lipton, Rosen & Katz.  My law firm represents

              Hilton Hotels Corporation and HLT Corporation (collectively,

              "Hilton") in the above-captioned matter.

                        2.  This affidavit is respectfully submitted in

              support of Hilton's ex parte motion for a prompt hearing on its motion for injunctive and declaratory relief ("Hilton's

              Injunction Motion").

                        3.  Hilton's Injunction Motion, which is being filed

              simultaneously herewith, seeks an order:  (a) preliminarily and permanently enjoining plaintiffs from proceeding with their

              Comprehensive Plan with respect to ITT Corporation ("ITT"), (b)

              declaring that by adopting the Comprehensive Plan, the ITT directors breached their fiduciary duties to ITT and its

              shareholders; (c) declaring that ITT may not implement its

              Comprehensive Plan without obtaining a shareholder vote; and

              (d) requiring ITT to conduct its 1997 annual meeting for the election of directors by no later than November 14, 1997.  As explained in detail in the papers submitted in support of the

              Hilton Injunction Motion, ITT's Comprehensive Plan threatens

              Hilton and ITT's shareholders with imminent irreparable harm.

              The centerpiece of the Plan is ITT's intention to place its hotel and gaming operations into a new Nevada subsidiary and spin that subsidiary off to its shareholders.  This new hotel and gaming company -- which will have the same directors and senior management as the current ITT -- will be renamed "ITT

              Corporation" after the spin-off is consummated.  ITT intends to effect the spin-off without a shareholder vote.

                        4.  As is also explained in the papers submitted in

              support of the Hilton Injunction Motion, the Comprehensive Plan

              is designed to make it impossible for Hilton to proceed with its pending proxy fight and takeover bid for ITT.  The plan if implemented






              would render the forthcoming 1997 annual meeting of ITT

              shareholders meaningless.  Two potent entrenchment devices are embedded in the Plan.  The first is the inclusion of a

              "staggered board" in the charter of the "new" ITT -- a

              provision that the current ITT does not have.  The "staggered board" provision, whereby only one-third of "new" ITT's board will be up for election in any one year, is designed to prevent

              ITT shareholders from replacing the entire ITT board of

              directors with Hilton's nominees at a 1997 annual meeting.

              Thus, even if Hilton waged a successful proxy fight for the post-spin-off ITT, the incumbent directors would remain in control of the board until May 1999 and could prevent the

              removal of ITT's various takeover defenses (e.g., its

              Shareholder Rights Plan).  The second entrenchment device is a

              $1.26 billion "tax poison pill," which would be triggered if

              Hilton sought to acquire the "new" ITT.  This huge potential tax liability would make it impossible for Hilton to proceed with its current bid.  The reality is that if the Plan is

              implemented ITT shareholders will never have a chance to vote for the Hilton slate and bid.

                        5.  ITT has publicly stated that it intends, subject

              to the receipt of necessary regulatory approvals, to effect the spin-off and other components of the Comprehensive Plan in mid to late September 1997.  Under LR 7-2, ITT's papers in

              opposition to the Hilton Injunction Motion are due on Tuesday,

              September 9, and Hilton's reply papers, if any, would be due on

              Monday, September 22.

                        6.  In view of ITT's announced schedule for

              consummation of the Comprehensive Plan, Hilton respectfully requests that the Hilton Injunction Motion be scheduled for hearing at the Court's earliest convenience during the week of

              September 22.  Unless the Hilton Injunction Motion is heard on this prompt schedule, there is a risk that ITT would consummate the Plan before this Court has the opportunity to hear and consider the merits of Hilton's motion.






                        7.  Though Hilton has titled this motion as an "Ex

              Parte Motion for a Prompt Hearing", a copy of this motion has been served on counsel for ITT.



                                            /s/ Bernard W. Nussbaum
                                            BERNARD W. NUSSBAUM


              Sworn to before me this
              24th day of August 1997



              /s/ Marc Wolinsky
              Notary Public











                                   CERTIFICATE OF SERVICE

                        Pursuant to Fed. R. Civ. P. 5(b), I certify that I am

              an employee of Wachtell, Lipton, Rosen & Katz, and that on this day I served a true copy of the foregoing enclosed in a sealed envelope:



              VIA OVERNIGHT DELIVERY:

                                       Thomas F. Kummer
                                       Kummer Kaempfer Bonner & Renshaw
                                       7th Floor
                                       3800 Howard Hughes Parkway
                                       Las Vegas, Nevada  89109

              VIA HAND DELIVERY:

                                       Rory Millson
                                       Cravath, Swaine & Moore
                                       Worldwide Plaza
                                       825 Eighth Avenue
                                       New York, New York  10019-7475

                        Dated this 25th day of August, 1997.



                                            By /s/ Scott M. Black
                                              Scott M. Black




                                             -4-